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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

___ Preliminary information statement

___ Definitive Proxy Statement

_X_ Definitive Additional soliciting materials

___ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                         MANUFACTURERS INVESTMENT TRUST
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

_X_ No fee required.

___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (not applicable)

___ Fee paid previously with preliminary materials

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (not applicable)

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              NEW INVESTMENT OPTIONS PROPOSED FOR VENTURE ANNUITIES


On March 26, 1999, the Board of Trustees of the Manufacturers Investment Trust ("MIT"), which provides the underlying investment options for your Venture Annuity contract, unanimously approved the appointment of six new asset managers:
      *  A I M Capital Management, Inc.
      *  Capital Guardian Trust Company
      *  Franklin Advisers, Inc.
      *  Pacific Investment Management Company
      *  State Street Global Advisors
      *  Templeton Investment Counsel, Inc.

In addition to the new manager appointments, the Board also approved changes in the investment objectives of a number of the portfolios to reflect the investment strategies of the new or changed managers, as well as revisions to the MIT advisory agreements, including changes in the advisory fees paid by several of the Trusts.

Contract owners with variable investments as of February 28, 1999, were mailed a proxy statement detailing those changes requiring contractholder/shareholder approval. Changes will be effective May 1, 1999, pending shareholder/contractholder approval. For further details, please contact your financial consultant.